Exhibit 3.2B

MC-263720 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Dragonquest Holdings Company having by Special resolution dated 14th day of February Two Thousand Nineteen changed its name, is now incorporated under name of Vantage Holdings Company Given under my hand and Seal at George Town in the Island of Grand Cayman this 14th day of February Two Thousand Nineteen An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 643774151796 www.verify.gov.ky 18 February 2019